Exhibit 24.01


                             POWER OF ATTORNEY

     Each of the undersigned directors of South Carolina Electric & Gas Company (the "Company") hereby appoints W. B. Timmerman and K. B. Marsh, and each of them severally, his or her true and lawful attorney or attorneys, with power to act with or without the other, and with full power of substitution and re-substitution, to execute in his or her name, place and stead in his or her capacity as director of the Company and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement on Form S-3, and any and all amendments thereto with respect to the issuance and sale of up to $300,000,000 of such Company's mortgage bonds.

Dated: February 16, 1999
       Columbia, South Carolina


          s/B. L. Amick                        s/W. H. Hipp
          B. L. Amick                          W. H. Hipp
          Director                             Director



          s/J. A. Bennett                      s/F. C. McMaster
          J. A. Bennett                        F. C. McMaster
          Director                             Director



          s/W. B. Bookhart, Jr.                s/L. M. Miller
          W. B. Bookhart, Jr.                  L. M. Miller
          Director                             Director



          s/W. T. Cassels, Jr.                 s/J. B. Rhodes
          W. T. Cassels, Jr.                   J. B. Rhodes
          Director                             Director



          s/H. M. Chapman                      s/M. K. Sloan
          H. M. Chapman                        M. K. Sloan
          Director                             Director



          s/E. T. Freeman                      s/W. B. Timmerman
          E. T. Freeman                        W. B. Timmerman
          Director                             Director



          s/L. M. Gressette, Jr.
          L. M. Gressette, Jr.
          Director